UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549




                                      FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): February 11, 2000



                             HOWMET INTERNATIONAL INC.
      ------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


                                      Delaware
      ------------------------------------------------------------------------
                   (State or other jurisdiction of incorporation)


            1-13645                                         52-1946684
      --------------------                        ----------------------------
     Commission File Number                      IRS Employer Identification No.


         475 Steamboat Road, Greenwich, CT        06830
    --------------------------------------------------------------------------
    (Address of principal executive offices)     (Zip Code)


                                   (203) 661-4600
                                --------------------

                             Registrant's Telephone Number

Item 5                                 OTHER EVENTS
--------------------------------------------------------------------------------

(a) The following news release was issued on February 11, 2000.


HOWMET REPORTS ANNUAL EARNINGS
SUBSTANTIAL GROWTH; RECORD SALES AND EARNINGS


GREENWICH, CONNECTICUT, FEBRUARY 11, 2000 - Howmet International Inc. reported net income available to common shareholders of $135.9 million, or $1.36 per share, for the year ended 1999 compared to $104.8 million, or $1.05 per share, for 1998. Excluding a $.02 per share benefit related to a variable stock compensation plan in 1999, 1999 earnings per share increased 28 percent over 1998.

Sales for 1999 increased eight percent over 1998. Reported income from operations was 14 percent higher than in 1998 (12 percent after excluding the variable stock compensation benefit, which is discussed on the attached full year earnings table). Lower interest expense and the elimination of preferred stock dividends contributed to the earnings improvement.

President and Chief Executive Officer David Squier commented, "Howmet had another excellent year. Despite a greater than expected downturn in our aero business and production problems at our aluminum casting facilities, the Company achieved substantial growth resulting in record

                                       (more)

HOWMET REPORTS ANNUAL EARNINGS, PG. 2

setting levels for both sales and earnings. We have again exceeded our long-term goal of 15 percent growth in earnings per share, and we are well positioned for continued improvement in 2000 and beyond."

FOURTH QUARTER RESULTS
----------------------
Net income available to common shareholders was $32.8 million, or $.33 per share, for the three months ended December 31, 1999, compared to $19 million, or $.19 per share, for 1998. Excluding the items discussed on the attached fourth quarter earnings table, 1999 earnings per share increased 38 percent over the 1998 fourth quarter.

Sales for the three months ended December 31, 1999, increased two percent over 1998. Reported income from operations was 44 percent higher for the three months ended 1999 in comparison to 1998. However, income from operations increased 18 percent after excluding the items discussed below the fourth quarter earnings table. Lower interest expense and the elimination of preferred stock dividends were significant contributors to the earnings improvement.

                                       (more)

HOWMET REPORTS ANNUAL EARNINGS, PG. 3

Headquartered in Greenwich, CT, Howmet International Inc. is the world's largest manufacturer of precision investment castings, primarily for jet aircraft and industrial gas turbine engines. Howmet and its subsidiaries operate 29 production facilities in the United States, Canada, France, the United Kingdom and Japan.

This press release includes forward-looking statements. Such statements include those relating to future sales and earnings growth among others. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, worldwide economic and political conditions, the effects of aerospace industry economic conditions and cyclicality, the nature of the company's customer base, competition, pricing pressures, availability and cost of raw materials and others detailed in the Company's Annual Report on Form 10-K for the year 1998 and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.

HOWMET REPORTS ANNUAL EARNINGS, PG. 4

Summary unaudited financial information for the year ended December 31 follows:

(in millions, except per share                             Better
  amounts)                              1999       1998    (Worse)       Percent
--------------------------------------------------------------------------------
Net sales                            $1,459.7   $1,350.6     $ 109.1        8
================================================================================

Income from operations                  215.4      189.7        25.7       14

  Interest income                         1.0        1.6         (.6)     (38)
  Interest expense                       (6.3)     (12.7)        6.4       50
  Other, net                             (3.0)      (3.4)         .4       12
--------------------------------------------------------------------------------
Income before income taxes              207.1      175.2        31.9       18

Income taxes                            (70.4)     (64.8)       (5.6)      (9)
--------------------------------------------------------------------------------

Net income                              136.7      110.4        26.3       24

Preferred stock dividend                  (.8)      (5.6)        4.8       86
--------------------------------------------------------------------------------

Net income available to
  common stockholders                $  135.9   $  104.8     $  31.1       30
================================================================================

Net income per common share,
  basic and diluted                  $   1.36   $   1.05     $   .31       30
================================================================================


The 1999 earnings include a $.02 per share positive impact related to a variable stock compensation plan. This benefit results from a decline in Cordant Technologies Inc. (Howmet's 85 percent owner) common stock price. It will reverse ratably in future periods if the Cordant common stock price rises above its December 31, 1999 closing price. Excluding this benefit, 1999 earnings per share increased 28 percent over 1998.

In the 1999 fourth quarter, the effective tax rate was reduced retroactively to the beginning of the year from a 36 percent to 34 percent rate, primarily as a result of higher foreign sales corporation benefits and legislation extending the R&D tax credit to June 2004.


                                       (more)

HOWMET REPORTS ANNUAL EARNINGS, PG. 5

Summary unaudited financial information for the three months ended December 31 follows:

(in millions, except per share                              Better
  amounts)                              1999       1998     (Worse)      Percent
--------------------------------------------------------------------------------
Net sales                              $362.1     $354.9      $  7.2        2
================================================================================

Income from operations                   46.7       32.5        14.2       44

  Interest income                          .5         .5         -          -
  Interest expense                       (1.1)      (2.3)        1.2       52
  Other, net                             (1.3)       (.6)        (.7)    (117)
--------------------------------------------------------------------------------
Income before income taxes               44.8       30.1        14.7       49

Income taxes                            (12.0)      (9.7)       (2.3)     (24)
--------------------------------------------------------------------------------

Net income                               32.8       20.4        12.4       61

Preferred stock dividend                  -         (1.4)        1.4        -
--------------------------------------------------------------------------------

Net income available to
  common stockholders                  $ 32.8     $ 19.0      $ 13.8       73
================================================================================

Net income per common share,
  basic and diluted                    $  .33     $  .19      $  .14       74
================================================================================


The 1999 fourth quarter earnings were reduced by a $.03 per share reversal of a third quarter benefit related to the Company's Stock Appreciation Rights (SAR) plan and another variable stock compensation plan. The Company warned of this unusual charge in its third quarter earnings release, where it described the third quarter benefit as one that would reverse when Howmet's common stock price rose above $15 per share and when Cordant's common stock price rose above its September 30, 1999 closing price. The 1998 fourth quarter earnings were reduced by a $.07 per share reversal of a prior quarter SAR benefit, resulting from fluctuations in Howmet's common stock price.

In the 1999 and 1998 fourth quarters, the effective tax rates were reduced retroactively to the beginning of the years by 2 percent and 1 percent, respectively. The retroactive effect of the change on the first nine-month periods benefited the fourth quarters by $.03 per share in 1999 and $.02 per share in 1998.

Excluding both the effects of all of the items discussed above, 1999 earnings per share increased 38 percent over the 1998 fourth quarter.

                                        ####

HOWMET REPORTS ANNUAL EARNINGS, PG. 6



   Contact:

 Doreen L. Deary                             Shannon P. Sebahar
 Corporate Communications                    Investor Relations
 (203) 625-8735                              (801) 933-4030
 ddeary@howmet.com                           shannon.sebahar@cordant.com

                               (End of Press Release)

(b) The following additional information is provided for the benefit of investors.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                               Year ended December 31,
                                       -----------------------------------------
(in millions, except per share data)      1999          1998          1997
--------------------------------------------------------------------------------
Net sales                               $1,459.7      $1,350.6      $1,258.2

Operating expenses:
  Cost of sales                          1,115.8       1,039.1         963.8
  Selling, general and administrative
    expense                                108.6         101.6         122.3
  Research and development expense          19.9          20.2          17.6
--------------------------------------------------------------------------------
     Total operating expenses            1,244.3       1,160.9       1,103.7

Income from operations                     215.4         189.7         154.5

Interest income                              1.0           1.6           1.2
Interest expense                            (6.3)        (12.7)        (31.0)
Other, net                                  (3.0)         (3.4)         (6.4)
--------------------------------------------------------------------------------

Income before income taxes and
  extraordinary item                       207.1         175.2         118.3
Income taxes                               (70.4)        (64.8)        (46.3)
--------------------------------------------------------------------------------

Income before extraordinary item           136.7         110.4          72.0
Extraordinary item - loss on early
  retirement of debt, net of income
  taxes of $7.9                              -             -           (12.3)
--------------------------------------------------------------------------------

Net income                                 136.7         110.4          59.7

Dividends on redeemable preferred
  stock                                      (.8)         (5.6)         (5.1)
--------------------------------------------------------------------------------

Net income applicable to common stock   $  135.9      $  104.8      $   54.6
================================================================================

Per common share amounts, basic and diluted:
  Income before extraordinary item      $   1.36      $   1.05      $    .67
  Extraordinary item                          -             -           (.12)
--------------------------------------------------------------------------------
  Net income                            $   1.36      $   1.05      $    .55
================================================================================

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                December 31,
                                                           -----------------------
(in millions, except share data)                              1999        1998
----------------------------------------------------------------------------------
ASSETS
------
Current assets:
  Cash and cash equivalents                                 $   39.4    $    37.6
  Accounts receivable (less allowance of $3.7 and $5.2)         80.7         84.1
  Inventories                                                  165.3        161.9
  Retained receivables                                          35.6         32.0
  Deferred income taxes                                         14.3         16.2
  Other current assets                                           3.7          3.0
  Restricted Trust  (a)                                          -          716.4
----------------------------------------------------------------------------------
Total current assets                                           339.0      1,051.2

Property, plant and equipment, net                             396.5        334.9
Goodwill, net                                                  209.5        221.1
Patents and technology and other intangible assets, net         94.9        115.1
Deferred income taxes                                           11.9          -
Other noncurrent assets                                         68.3         78.3
----------------------------------------------------------------------------------
Total assets                                                $1,120.1    $ 1,800.6
==================================================================================

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
---------------------------------------------------------
EQUITY
------
Current liabilities:
  Accounts payable                                          $   81.3    $   101.5
  Accrued compensation                                          59.8         45.0
  Other accrued liabilities                                     98.0        108.7
  Advance on accounts receivable                                40.0          -
  Income taxes payable                                          47.8         44.8
  Short-term debt                                               45.7         28.0
  Pechiney Notes  (a)                                            -          716.4
----------------------------------------------------------------------------------
Total current liabilities                                      372.6      1,044.4

Noncurrent liabilities:
  Accrued retiree benefits other than pensions                 101.2         96.8
  Accrued pension liability                                     35.9         49.0
  Other noncurrent liabilities                                 109.7        108.4
  Deferred income taxes                                          -            2.1
  Long-term debt                                                 -           63.0
----------------------------------------------------------------------------------
Total noncurrent liabilities                                   246.8        319.3

Commitments and contingencies

Redeemable preferred stock                                       -           65.6

Stockholders' equity:
  Preferred stock, authorized - 9,993,470 shares,
   issued and outstanding - 0 shares                             -            -
  Common stock,  $.01 par value;  authorized - 400,000,000
   shares,issued and outstanding: 1999 - 100,028,833 shares;
   1998 - 100,005,356 shares                                     1.0          1.0
  Capital surplus                                              195.4        195.1
  Retained earnings                                            316.0        180.1
  Accumulated other comprehensive income                       (11.7)        (4.9)
----------------------------------------------------------------------------------
Total stockholders' equity                                     500.7        371.3
----------------------------------------------------------------------------------
Total liabilities, redeemable preferred stock and
  stockholders' equity                                      $1,120.1    $ 1,800.6
==================================================================================

(a) The Restricted Trust held a note receivable from Pechiney, S.A., the Company's previous owner, and related letters of credit that secured Pechiney, S.A.'s agreement to repay the Pechiney Notes. Pechiney, S.A. (the Company's previous owner) paid the Notes in full on January 4, 1999 and the Restricted Trust was terminated. No Company funds were used in the payment of the Notes.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                Year ended December 31,
                                           -----------------------------------
(in millions)                                 1999         1998        1997
-------------------------------------------------------------------------------
OPERATING ACTIVITIES
--------------------
Net income                                  $ 136.7      $ 110.4     $  59.7
Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization               66.8         60.2        66.9
   Equity in income of unconsolidated
     affiliates                                 -            (.4)       (1.5)
   Extraordinary item                           -            -          12.3
   Changes in assets and liabilities:
     Receivables                               (2.5)        (3.5)        8.4
     Inventories                               (4.6)         2.2       (17.9)
     Accounts payable and accrued
      liabilities                             (12.6)        10.3        12.1
     Deferred income taxes                    (14.8)        (2.1)        (.3)
     Income taxes payable                       3.4         17.8        16.9
     Long-term SARs accrual                     6.3          5.5        31.4
     Advance on accounts receivable            40.0          -           -
     Other,  net                               14.2          7.0         4.6
-------------------------------------------------------------------------------
   Net cash provided by operating             232.9        207.4       192.6
   activities

INVESTING ACTIVITIES
--------------------
Purchases of property, plant and equipment   (112.9)       (83.0)      (56.9)
Payments made for investments and other
  assets                                        -           (3.0)       (1.8)
Proceeds from sale of refurbishment
  business, net                                 -            -          44.9
-------------------------------------------------------------------------------
   Net cash used by investing activities     (112.9)       (86.0)      (13.8)

FINANCING ACTIVITIES
--------------------
Net change in short-term debt                  14.6         15.1         -
Issuance of long-term debt                     65.0         36.6       326.2
Repayment of long-term debt                  (128.0)      (182.0)     (467.6)
Redemption of preferred stock                 (66.4)         -           -
Premiums paid on early retirement of debt       -            -         (13.7)
-------------------------------------------------------------------------------
   Net cash used by financing activities     (114.8)      (130.3)     (155.1)
Foreign currency rate changes                  (3.4)         1.1        (1.7)
-------------------------------------------------------------------------------
(Decrease) increase in cash and cash
  equivalents                                   1.8         (7.8)       22.0
Cash and cash equivalents at beginning of
  period                                       37.6         45.4        23.4
-------------------------------------------------------------------------------
Cash and cash equivalents at end of period  $  39.4      $  37.6     $  45.4
================================================================================

CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY AND REDEEMABLE PREFERRED STOCK (UNAUDITED)


                                                                   Accumulated     Total
                                                                     Other        Common        Redeemable
                                   Common Stock  Capital Retained Comprehensive Stockholders' Preferred Stock
                                   -------------                                              ---------------
(in millions, except share data)  Shares  Amount Surplus Earnings    Income        Equity      Shares Amount
-------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996      100,000,000 $1.0  $195.0 $ 20.7    $  2.1          $218.8      5,490  $ 54.9
-------------------------------------------------------------------------------------------------------------
Comprehensive income:
  Net income                                               59.7                      59.7
  Othercomprehensive income
   Foreign exchange
     translation adjustment                                          (7.7)           (7.7)
                                                                                 -----------
  Total comprehensive income                                                         52.0
                                                                                 -----------
Dividends - redeemable
  preferred stock                                          (5.1)                     (5.1)       511     5.1
-------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997      100,000,000 $1.0  $195.0 $ 75.3    $ (5.6)         $265.7      6,001  $ 60.0
-------------------------------------------------------------------------------------------------------------
Comprehensive income:
  Net income                                              110.4                     110.4
  Other comprehensive income
   Foreign exchange
     translation adjustment                                           3.1             3.1
   Minimum pension liability
     adjustment                                                      (2.4)           (2.4)
                                                                                 -----------
  Total comprehensive income                                                        111.1
                                                                                 -----------
Dividends - redeemable
  preferred stock                                          (5.6)                     (5.6)       559     5.6
Shares issued                         5,356           .1                               .1
-------------------------------------------------------------------------------------------------------------

Balance, December 31, 1998      100,005,356 $1.0  $195.1 $180.1    $ (4.9)         $371.3      6,560  $ 65.6
-------------------------------------------------------------------------------------------------------------
Comprehensive income:
  Net income                                              136.7                     136.7
  Other comprehensive income
   Foreign exchange
     translation adjustment                                         (10.4)          (10.4)
   Minimum pension liability
     adjustment                                                       2.4             2.4
   Unrealized gain on
     securities                                                       1.2             1.2
                                                                                 -----------
  Total comprehensive income                                                        129.9
                                                                                 -----------
Dividends - redeemable
  preferred stock                                           (.8)                      (.8)        78      .8
Redeemable preferred stock
  redemption                                                                                  (6,638)  (66.4)
Shares issued                        23,527           .3                               .3
-------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1999      100,028,883 $1.0  $195.4 $316.0    $(11.7)         $500.7          -   $   -
=============================================================================================================

(c) On February 9, 2000, Howmet Corporation terminated its $300 Million revolving credit agreement with Bank One, NA and entered into a new Credit Agreement, also with Bank One, NA for a $25 million line of credit.



Item 7                 Financial Statements and Exhibits
--------------------------------------------------------------------------------


(c)      Exhibits

         4.8 Credit Agreement between Howmet Corporation and Bank One, NA dated February 9, 2000.


This Form 8-K includes forward-looking statements. Such statements include those relating to future sales and earnings growth among others. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, worldwide economic and political conditions, the effects of aerospace industry economic conditions and cyclicality, the nature of the company's customer base, competition, pricing pressures, availability and cost of raw materials and others detailed in the Company's Annual Report on Form 10-K for the year 1998 and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.




                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HOWMET INTERNATIONAL INC.
                                    (Registrant)

                                    By:  /s/ John C.Ritter
                                         ---------------
                                         John C. Ritter
                                         Senior Vice President and
                                         Chief Financial Officer
Date: February 11, 2000